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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the United Stationers Inc. 2004 Long-Term Incentive Plan of our report dated January 26, 2004, with respect to the consolidated financial statements and schedule of United Stationers Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Chicago, Illinois November 16, 2004

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Consent of Independent Registered Public Accounting Firm